Filed Pursuant to Rule 424(b)(2)
Registration No. 333-148650
PROSPECTUS SUPPLEMENT
to
PROSPECTUS DATED February 8, 2008
     The attached Amendment No. 1 to the registrant’s Annual Report on Form 10-K/A dated November 12, 2008 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.
The date of this Prospectus Supplement is November 13, 2008.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K/A
(Amendment No. 1)
ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2007
Commission file number 000-51211
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2096338
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102
(703) 442-5500
(Address including zip code, and telephone number, including area code, of principal executive offices)
Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001 per share
Class W Warrants
Class Z Warrants
(Title of Class)
     Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐     No ☑
     Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐     No ☑
     Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑     No ☐
     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy statements or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐     No ☑
     The aggregate market value of the common stock held by nonaffiliates of the registrant (2,542,213 shares) based on the $2.28 closing price of the registrant’s common stock as reported on the Over-the-Counter Bulletin Board on June 30, 2007, was approximately $5,796,246. For purposes of this computation, all officers, directors and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors or 10% beneficial owners are, in fact, affiliates of the registrant.
     As of March 24, 2008, there were outstanding 14,775,279 shares of the registrant’s common stock, par value $.0001 per share.
Documents Incorporated by Reference
None.

TABLE OF CONTENTS

Page
PART II
Item 9A(T). Controls and Procedures	3

EXPLANATORY NOTE
     The purpose of this Form 10-K/A is to amend Part II, Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 27, 2008 (the “2007 Form 10-K”). This Form 10-K/A reflects management’s conclusion that Global Telecom & Technology, Inc. (the “Company”) had a material weakness in its internal control over financial reporting as of December 31, 2007. In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), new certifications by the Company’s principal executive officer and principal financial officer are being filed as exhibits to this Form 10-K/A under Item 15 of Part IV hereof.
     For purposes of this Form 10-K/A, and in accordance with Rule 12b-15 under the Exchange Act, Item 9A has been amended and restated in their entireties. No attempt has been made in this Form 10-K/A to modify or update any other disclosures as presented in the original 2007 Form 10-K.

ITEM 9A(T).      CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
          Our management carried out an evaluation required by Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under the supervision of and with the participation of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act (“Disclosure Controls”). Based upon that evaluation, our CEO and CFO have concluded that they believe that, as of December 31, 2007, our Disclosure Controls were not effective at a reasonable assurance level. In reaching this conclusion, the CEO and CFO noted that we failed to include in our annual report, a report by management on our internal control over financial reporting. We are currently reviewing our disclosure controls and procedures to correct the deficiency that lead to this omission and expect to implement changes.
Management’s Report on Internal Control Over Financial Reporting
     Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. As of December 31, 2007, our management conducted an assessment of the effectiveness of our internal control over financial reporting based on the criteria provided in the Securities and Exchange Commission’s Interpretive Guidance regarding management’s report on internal control over financial reporting (Release No. 34-55929). Based on that assessment, our management concluded that, as of December 31, 2007, our internal control over financial reporting was not effective at the reasonable assurance level due to the identification of several deficiencies that in combination created a material weakness.
     The deficiencies resulted from on-going internal organizational changes relating to the consolidation of financial functions from multiple locations to a single location and the consolidation of the Company’s financial information technology (“IT”) systems from two systems (one from each of its acquired companies) into one system (being one of those systems). The identified deficiencies included:
•	lack of accounting procedural documentation;

•	insufficient IT systems access controls;

•	changes in staffing due to rationalization and consolidation, including reliance on temporary personnel; and

•	insufficient segregation of duties .
          We have taken and continue to take steps to address these deficiencies. We expect to hire and train full-time staff to replace temporary personnel and employees being displaced by the geographic centralization of the financial organization. We are continuing our financial systems development efforts to create IT systems level controls and access controls. We expect to document accounting procedures and controls in conjunction with the completion of our IT systems activities and the settlement of personnel in new roles and functions. We also continue to assess staffing requirements in light of anticipated changes in the nature and scope of our business. In addition, we continue to evaluate our systems and processes to identify opportunities to enhance their efficiency and effectiveness.
          In light of these deficiencies, we performed additional analysis and other post-closing procedures to ensure our consolidated financial statements were prepared in accordance with GAAP. Accordingly, we believe that the financial statements included in this report fairly present, in all material respects, our financial condition, results of operations, stockholders equity and cash flows for the periods and the dates presented. The material weakness identified did not result in the restatement of any previously reported financial statements or any other related financial disclosure, and management does not believe that it had any effect on the accuracy of the Company’s financial statements for the current reporting period.
           This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Richard D. Calder, Jr
Richard D. Calder, Jr.
President and Chief Executive Officer

Date: November 12, 2008
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Calder, Jr. his attorney-in-fact, each with the full power of substitution, for such person, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on or before November 12, 2008 by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title

/s/ Richard D. Calder, Jr. Richard D. Calder, Jr.	President, Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer) (Principal Accounting Officer)

* /s/ H. Brian Thompson	Chairman of the Board and Executive Chairman
H. Brian Thompson

* /s/ S. Joseph Bruno S. Joseph Bruno	Director

* /s/ Didier Delepine Didier Delepine	Director

* /s/ Rhodric C. Hackman Rhodric C. Hackman	Director

* /s/ Howard Janzen Howard Janzen	Director

Signature	Title

* /s/ D. Michael Keenan D. Michael Keenan	Director

* /s/ Morgan E. O’Brien Morgan E. O’Brien	Director

* /s/ Sudhakar Shenoy Sudhakar Shenoy	Director

* /s/ Theodore B. Smith, III Theodore B. Smith, III	Director

*By:	/s/ Richard D. Calder, Jr. Richard D. Calder, Jr.
Attorney-in-Fact

Index to Exhibits

Exhibit
Numbers	Exhibits

31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Richard D. Calder, Jr., certify that:
     1. I have reviewed this annual report on Form 10-K of Global Telecom & Technology, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e))and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     (b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
     (c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     (d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
     (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2008	/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President, Chief Executive Officer and Interim Chief Financial Officer

Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
     I, Richard D. Calder, Jr, certify that:
     1. I have reviewed this annual report on Form 10-K of Global Telecom & Technology, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e))and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     (b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
     (c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     (d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
     (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2008	/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President, Chief Executive Officer and Interim Chief Financial Officer

Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Global Telecom & Technology, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard D. Calder, Jr., Chairman of the Board, Executive Chairman, Chief Executive Officer and Interim Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my best knowledge:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President, Chief Executive Officer and Interim Chief Financial Officer

TCO 357,684,975v2